Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

TELEPHONE: +1-650-251-5000

FACSIMILE: +1-650-251-5002

Direct Dial Number	E-mail Address

May 3, 2024

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Ladies and Gentlemen:

We have acted as counsel to Velocity Financial, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-258971) (as amended through the date hereof, the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale from time to time by the Company of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). This opinion relates to the sale by Company of shares of Common Stock (the “Securities”) having an aggregate offering price to the public of up to $50,000,000, pursuant to those certain Equity Distribution Agreements, each dated May 3, 2024 (the “Equity Distribution Agreements”), by and between the Company and the several placement agents named therein.

NEW YORK  BEIJING  BRUSSELS  HONG KONG  HOUSTON  LONDON  LOS ANGELES  SÃO PAULO  TOKYO  WASHINGTON, D.C.

Velocity Financial, Inc.	-2-	May 3, 2024

We have examined the Registration Statement; the prospectus, dated September 1, 2021 (the “Base Prospectus”), as supplemented by the prospectus supplement dated May 3, 2024 relating to the Shares (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; and the Equity Distribution Agreements. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and such other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that, with respect to the issuance of any shares of Common Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Securities have been issued and delivered against payment therefor in accordance with the terms of the Equity Distribution Agreements, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that upon the issuance of any of the Securities, (i) the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee) has not taken any action to rescind or otherwise amend its prior authorization of the reserving and issuance of the Shares, (ii) the Shares will not be sold at a price per share below that authorized by the Board of Directors of the Company, (iii) the aggregate sales price of the Shares will not exceed the aggregate sales price authorized by the Board of Directors of the Company during the applicable period and (iv) the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate of Incorporation.

Velocity Financial, Inc.	-3-	May 3, 2024

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP